UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2015

(Exact Name of Registrant as Specified in Its Charter)

Ohio

(State or Other Jurisdiction

of Incorporation)

001-33653	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(800) 972-3030

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) This amendment is being filed to report that on September 14, 2015, the Board of Directors of Fifth Third Bancorp (the “Registrant”) appointed Director Jorge L. Benitez to its Risk and Compliance Committee (the “RCC”). As previously reported by the Registrant, its Board of Directors had increased the size of the Board to thirteen Directors and elected Jorge L. Benitez as a Director on May 27, 2015, to fill the vacancy. At the time of the election of Mr. Benitez, the Board did not know the committee or committees to which he would be appointed.

Mr. Benitez’s compensation for service as a Director and member of the RCC will be consistent with that of the Registrant’s other non-employee directors and RCC members, as described in the Registrant’s definitive proxy statement filed with the Securities and Exchange Commission on March 5, 2015 and the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

September 18, 2015	By:	/s/ KEVIN T. KABAT
Kevin T. Kabat
Vice Chairman and Chief Executive Officer